UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 6, 2009

JAVO BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26897	48-1264292
(State or other jurisdiction	(Commission File Number)	I.R.S. Employer
of incorporation)		Identification Number

1311 Specialty Drive, Vista, CA	92081
(Address of principal executive office)	(Zip Code)

(760) 560-5286

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                   Entry into a Material Definitive Agreement

On April 6, 2009, Javo Beverage Company, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Coffee Holdings LLC (the “Investor”), a Delaware limited liability company and an investment entity affiliated with Falconhead Capital, LLC, a Delaware limited liability company (“Falconhead”), pursuant to which the Company issued and sold to the Investor in a private placement (the “Financing”) (i) senior subordinated promissory notes in an aggregate original principal amount of $12,000,000 (the “Notes”) and (ii) an aggregate of 50,000,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares,” and, collectively with the Notes, the “Securities”).  The aggregate consideration paid for the Securities by the Investor was $12,500,000.  The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and both the Notes and the Shares have been issued without registration under the Securities Act or state securities laws in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The Notes bear simple interest at the rate of 10% per annum and mature on January 1, 2017.  Interest under the Notes is payable in consecutive quarterly installments beginning on July 1, 2009 and principal and interest become payable in quarterly installments commencing on April 2, 2012.  The Notes may be prepaid in whole or in part from time to time and at any time prior to maturity without penalty or premium.  Upon the occurrence of any event of default or certain fundamental corporate transactions, the Company would be required to redeem the Notes at a price equal to the then outstanding principal amount plus all accrued but unpaid interest on the Notes.  The obligations represented by the Notes are unsecured and are subordinate to the Company’s existing and future indebtedness incurred for the purpose of funding the purchase and placement of beverage dispensing equipment and accessories thereto and for the purpose of funding the addition of facility equipment or infrastructure, and any other indebtedness incurred in an aggregate principal amount of not more than $5,000,000 outstanding at any time (collectively, “Permitted Senior Indebtedness”), provided that prior to the date that the Company’s Consolidated EBITDA (as defined in the Note) is equal to or greater than $7,500,000, the aggregate principal amount of all Permitted Senior Indebtedness may not exceed $30,000,000 outstanding at any one time.  The obligations represented by the Notes are pari passu in right of payment with those certain existing senior subordinated promissory notes issued by the Company (the “Unit Notes”) in connection with the previously announced private placement of units beginning in December 2008 (the “Unit Financing”), with each unit consisting of $100,000 in principal amount of senior subordinated promissory notes and 500,000 shares of the Company’s Common Stock for a purchase price of $100,000 per unit.  As previously disclosed, William Baker, a director of the Company, is an investor in the Unit Financing and currently holds Unit Notes.

Following the consummation of the Financing on April 6, 2009, the Company also notified each of the holders of the Company’s outstanding Senior Convertible Promissory Notes comprising an original aggregate principal amount of $21,000,000 issued by the Company in December 2006 (the “2006 Notes”) and related warrants to purchase the Company’s Common Stock issued contemporaneously therewith (the “2006 Warrants”) that the 2006 Notes and 2006 Warrants are being redeemed by the Company as of April 6, 2009 pursuant to and in accordance with the terms and conditions of an Amendment Agreement dated December 17, 2008 and letter agreements dated February 25, 2009 by and among the Company and holders of in excess of two-thirds of the interests in those securities.  The Amendment Agreement was previously announced by the Company on December 23, 2008 and was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  The letter agreements extended the period during which the Company was eligible to redeem the 2006 Notes and the 2006 Warrants in accordance with the terms set forth in the Amendment Agreement.  The holders of the 2006 Notes and 2006 Warrants will receive cash payments as set forth in the Amendent Agreement upon the tendering of the 2006 Notes and 2006 Warrants to the Company by the holders thereof in the manner described in the Company’s notice to holders.  The total redemption payments for the 2006 Notes and the 2006 Warrants will be approximately $8,600,000, which excludes $992,865 that was paid in December 2008 as a partial redemption under the Amendment Agreement.

The Company will use the proceeds raised in the Financing, net of transaction expenses, to redeem the 2006 Notes and the 2006 Warrants and for general corporate purposes, including working capital and capital expenditures for dispensing equipment and other capital items.  Additionally, in connection with the consummation of the Financing, the Company has repaid and extinguished a working capital loan in the amount of $5,000,000 with Wells Fargo Bank, N.A. using restricted cash on the Company’s balance sheet that previously secured such working capital loan.

The Purchase Agreement and the Notes provide that the Company may not take certain corporate actions without the prior written consent of the Investor.  These negative covenants include, without limitation, restrictions on the payment of dividends, the incurrence of indebtedness (other than permitted indebtedness), the entry into certain fundamental corporate transactions and other matters, including relating to changes in the Company's senior management.  The Company is also required under the Note to have at least 7,500 beverage dispensers installed and operating in customer locations on behalf of the Company, whether or not owned by the Company, as of July 1, 2010 and each January 1st  and July 1st of each calendar year thereafter, unless and until the first date on which the Company’s Consolidated EBITDA (as defined in the Note) is equal to or greater than $15,000,000 or the Notes are repaid in full.

Under the Purchase Agreement, the Company has granted the Investor “piggyback” registration rights on registrations made by the Company for its own account or for the account of others.  In the event that the Investor exercises its piggyback registration rights in connection with a registration and the amount of the Investor’s securities registered on the related registration statement is cut back below certain agreed thresholds, then the Company will be obligated, subject to certain terms and conditions, to register the Investor’s shares for resale in a subsequent registration.  The Company will be obligated to pay all fees and expenses in connection with any such registrations, other than underwriting discounts and selling commissions, which will be paid by the Investor.

Under the Purchase Agreement, the Company also has granted the Investor a right of first offer on future issuances by the Company of its debt or equity securities, subject to certain exceptions.  The right of first offer generally permits the Investor to purchase securities in an amount necessary to maintain its pro rata share of the Company’s outstanding debt or equity securities, as applicable, at the time of any new issuance.  The right of first offer terminates with respect to new debt securities on the earlier of the seventh anniversary of the closing of the Financing and the first date upon which the Investor holds less than $6,000,000 of aggregate principal amount under the Notes.  The right of first offer terminates with respect to new equity securities on the earlier of the seventh anniversary of the closing of the Financing and the first date upon which the Investor beneficially owns less than 25,000,000 of the Shares issued pursuant to the Purchase Agreement.

The Company also agreed to appoint a representative of the Investor to the Company’s Board of Directors prior to the first meeting of the Board of Directors following the closing of the Financing.  The Company has agreed to nominate the Investor’s representative to serve on the Company’s Board of Directors so long as the Investor continues to hold certain agreed amounts of outstanding Shares and outstanding principal under the Notes, but not beyond the tenth anniversary of the closing of the Financing.

On April 6, 2009, the Company also entered into Securities Purchase Agreements (the “2008/2009 Purchase Agreements”) with certain accredited investors pursuant to which the Company sold an additional 69.6 units in a subsequent closing of the Unit Financing described above, resulting in the issuance by the Company to such investors of an aggregate of $6,960,000 in principal amount of Unit Notes and an aggregate of 34,800,000 shares of the Company’s Common Stock (the “Unit Shares”), for an aggregate purchase price of $6,960,000.  Each individual unit consisted of $100,000 in principal amount of Unit Notes and 500,000 Unit Shares and was sold at a purchase price of $100,000 per whole unit.  Ronald S. Beard, Jerry W. Carlton, and Terry C. Hackett, members of the Board of Directors, participated in the Unit Financing and purchased $100,000, $200,000 and $300,000 of units, respectively.  Each investor in the Unit Financing is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and both the Unit Notes and the Unit Shares have been issued without registration under the Securities Act or state securities laws in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Also in connection with the Financing, the Company entered into a Professional Services Agreement, dated as of April 6, 2009, (the “Services Agreement”) with Falconhead.  Pursuant to the Services Agreement, the Company engaged Falconhead to provide financial and management consulting services to the Company in consideration for a one-time fee payable at closing of the Financing and an annual management fee payable over the duration of the contract.  The Services Agreement terminates by its terms on March 31, 2014.

The aggregate gross offering proceeds of the Financing and the Unit Financing, including the $3,540,000 in offering proceeds from the Unit Financing that were previously disclosed in January 2009, totaled $23,000,000.  Net of all fees and commissions  incurred in connection with the Financing and Unit Financing (including fees paid at closing pursuant to the Services Agreement), total net offering proceeds were approximately $22,000,000.  After giving effect to the Financing and the Unit Financing, the Company has approximately 278.8 million shares of Common Stock outstanding as of April 6, 2009.

The foregoing descriptions of the Purchase Agreement, the Notes, the Services Agreement, the 2008/2009 Purchase Agreements and the form of Unit Notes are summaries of the material terms of such agreements, do not purport to be complete and are qualified in their entirety by reference to such agreements and instruments, which are filed herewith and incorporated herein by this reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 with respect to the issuance of the Notes and the Unit Notes is incorporated by reference into this Item 2.03.

Item 2.04                   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth above in Item 1.01 with respect to the redemption of the 2006 Notes is incorporated by reference into this Item 2.03.

Item 3.02.                   Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 with respect to the issuance of the Shares and the Unit Shares is incorporated by reference into this Item 3.02.

Item 9.01.                   Financial Statements and Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated April 6, 2009, by and between the Company and Coffee Holdings LLC
10.2	Form of Senior Subordinated Promissory Note (1)
10.3	Professional Services Agreement, dated April 6, 2009, by and between the Company and Falconhead Capital, LLC
10.4	Form of Unit Financing Securities Purchase Agreement
10.5	Form of Unit Financing Senior Subordinated Promissory Note (2)

-------------------
(1) Filed as Exhibit A to Exhibti 10.1, filed herewith
(2) Filed as Exhibit A to Exhibit 10.4, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 10, 2009	JAVO BEVERAGE COMPANY, INC.

	By:	/s/ Richard A. Gartrell
Richard A. Gartrell
Chief Financial Officer